                                                                    EXHIBIT 1.01
                    HOLLINGER INTERNATIONAL PUBLISHING INC.
                            (a Delaware corporation)

                          HOLLINGER INTERNATIONAL INC.
                            (a Delaware corporation)


                                  $260,000,000
                          8-5/8% Senior Notes due 2005



                               PURCHASE AGREEMENT



                                                                  March 12, 1997


MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC WOOD GUNDY SECURITIES CORP.
SCOTIA CAPITAL MARKETS (USA) INC.
TD SECURITIES (USA) INC.
c/o Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Ladies and Gentlemen:

   Hollinger International Publishing Inc., a Delaware corporation ("Publishing"), and Hollinger International Inc., a Delaware corporation (the "Guarantor"), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CIBC Wood Gundy Securities Corp. ("CIBC"), Scotia Capital Markets (USA) Inc. ("Scotia"), and TD Securities (USA) Inc. ("TD") (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), with respect to the sale by Publishing and the purchase by the Underwriters, acting severally and not jointly, of $260,000,000 (all dollar references herein are in U.S. dollars unless otherwise specifically indicated) aggregate principal amount of Publishing's 8-5/8% Senior Notes due 2005 (the "Securities"). The Securities will be guaranteed by the Guarantor on a senior subordinated basis.





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   The aforesaid $260,000,000 aggregate principal amount of Securities are to be issued pursuant to an Indenture to be dated as of March 12, 1997, as amended, (the "Senior Indenture"), among Publishing, the Guarantor and Fleet National Bank of Connecticut, as trustee (the "Trustee").

   The interest rate and certain other terms of the Securities and the purchase price of the Securities to be paid by the Underwriters shall be agreed upon by Publishing, the Guarantor and the Underwriters and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit I hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among Publishing, the Guarantor and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" or "herein" shall be deemed to include, the Price Determination Agreement.

   Concurrently with the execution of this Agreement, Publishing, the Guarantor and Merrill Lynch, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), TD, Bear, Stearns & Co. Inc. ("Bear Stearns") and CIBC are entering into a senior subordinated note purchase agreement (the "Senior Subordinated Note Purchase Agreement") pursuant to which Publishing will issue and sell to Merrill Lynch, DLJ, TD, Bear Stearns and CIBC $290,000,000 aggregate principal amount of Publishing's 9-1/4% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes"). The pricing terms for the Senior Subordinated Notes to be sold pursuant to the Senior Subordinated Notes Purchase Agreement shall be set forth in a separate agreement (the "Senior Subordinated Notes Price Determination Agreement"), the form of which will be attached to the Senior Subordinated Notes Purchase Agreement.

   Publishing and the Guarantor have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-17113) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended


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prospectuses as may hereafter be required.  The term "Registration Statement"
as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment, and any registration statement and any amendments thereto filed pursuant to Rule 462(b) of the 1933 Act relating to the offering covered by the initial registration statement (the "Rule 462(b) Registration Statement"). The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the 1933 Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the 1933 Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b).

   Publishing and the Guarantor understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement becomes effective and the Price Determination Agreement has been executed and delivered.

   Publishing hereby confirms its engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated as, and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the By-laws of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as qualified independent underwriter and not otherwise is referred to herein as the "Independent Underwriter".

   SECTION 1. Representations and Warranties. (a) Publishing and the Guarantor jointly and severally represent and warrant to the Underwriters as of the date hereof and as of the date of the Price Determination Agreement (such latter date





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being hereinafter referred to as the "Representation Date") as follows:

   (i) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Rule 462(b) Registration Statement or amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the 1933 Act, complied or will comply in all material respects with the provisions of the 1933 Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to Publishing and the Guarantor in writing by or on behalf of the Underwriters through you expressly for use therein.

   (ii) All the outstanding shares of common stock of Publishing and the Guarantor have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; and the authorized capital stock of Publishing and the Guarantor conforms to the description thereof in the Registration Statement and the Prospectus. Except as described in the Prospectus, there are no outstanding options, warrants or other rights issued by Publishing or the Guarantor calling for the issuance of, nor any written agreement entered into by Publishing or the Guarantor or oral commitments of Publishing or the Guarantor to issue, any shares of capital stock or any other security of Publishing or the Guarantor or any security convertible into or exchangeable or exercisable for capital stock or any other security of Publishing or the Guarantor.

   (iii) Publishing and the Guarantor are corporations duly incorporated and validly existing in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement and the Prospectus.





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   (iv)  The only significant subsidiaries (as defined in the 1933 Act) of
  Publishing and the Guarantor are the subsidiaries listed in Schedule II hereto (each a "Subsidiary" and collectively the "Subsidiaries"). Each Subsidiary is a corporation duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation for the transaction of business in and is in good standing under the laws of each other jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and all shares of the capital stock of the Subsidiaries that are owned directly or indirectly by Publishing or the Guarantor are owned free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, except, to the extent set forth or described in the Registration Statement and the Prospectus, currently existing liens, claims and security interests of creditors and liens, claims and security interests pursuant to the terms of the FDTH Credit Facility, the Publishing Credit Facility and the contemplated New Bank Credit Facility (as defined).

   (v) There are no legal or governmental proceedings pending or, to the knowledge of Publishing or the Guarantor, threatened, against Publishing or the Guarantor or any of the Subsidiaries, or to which Publishing or the Guarantor or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, or which might have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of Publishing, the Guarantor and their subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this





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  Agreement; all pending legal or governmental proceedings to which Publishing or the Guarantor or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act.

   (vi) Except as set forth in the Prospectus, neither Publishing, the Guarantor nor any of the Subsidiaries (A) is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents,
  (B) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to Publishing or the Guarantor or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over Publishing or the Guarantor or any of the Subsidiaries, or (C) is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which Publishing or the Guarantor or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clause (B) with respect to the Subsidiaries, where such violation does not have a material effect on the condition (financial or other), business, properties, net worth or results of operations of Publishing, the Guarantor and their subsidiaries considered as one enterprise.

   (vii) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement and the Price Determination Agreement by Publishing or the Guarantor, nor the consummation by Publishing or the Guarantor of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for





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  the registration of the Securities under the 1933 Act and the Securities
  Exchange Act of 1934 (the "Exchange Act") and compliance with the securities or Blue Sky laws of various jurisdictions, both of which have been or will be effected in accordance with this Agreement) or violates or will violate the certificate or articles of incorporation or by-laws, or other organizational documents, of Publishing or the Guarantor or any of the Subsidiaries or (B) constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which Publishing or the Guarantor or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound (except where consents or waivers as to such default have been obtained prior to the time of the execution of the Price Determination Agreement (the "Pricing Time")), or violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to Publishing or the Guarantor or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Publishing or the Guarantor or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

   (viii) KPMG Peat Marwick LLP, who have certified or shall certify certain of the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

   (ix) The consolidated financial information for the Guarantor and the Restricted Group, together with related notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), (A) in the case of the historical financial statements present fairly the supplemental consolidated financial position and results of operations of the Guarantor and of the Restricted Group, and (B) in the case of the pro forma financial statements present fairly, on a pro forma basis, the pro forma supplemental consolidated financial position and results of operations of Publishing and its subsidiaries, including The Telegraph Group Limited ("The Telegraph") and





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  Southam Inc. ("Southam"), in each case on the basis stated in the
  Registration Statement at the respective dates or for the respective periods to which they apply. Such financial statements, pro forma financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Guarantor, Publishing and their subsidiaries.

   (x) The execution and delivery of, and the performance by Publishing and the Guarantor of their obligations under, this Agreement and the Price Determination Agreement have been duly and validly authorized by Publishing and the Guarantor, and this Agreement and the Price Determination Agreement have been duly executed and delivered by Publishing and the Guarantor.

   (xi) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither Publishing nor the Guarantor nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Publishing, the Guarantor and their subsidiaries considered as one enterprise, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of Publishing or the Guarantor or any of the Subsidiaries, or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of Publishing, the Guarantor and their subsidiaries considered as one enterprise.

   (xii) Each of Publishing, the Guarantor and the Subsidiaries has good and marketable title to all property


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  (real and personal) described in the Prospectus as being owned by them
  (excluding properties owned by West Ferry Printers, Trafford Park Printers, or Southam), free and clear of all liens, claims, security interests or other encumbrances except to the extent set forth or described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or are not material to the business of Publishing, the Guarantor and their subsidiaries considered as one enterprise and all the property described in the Prospectus as being held under lease by each of Publishing, the Guarantor and the Subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material to the business of Publishing, the Guarantor and their subsidiaries considered as one enterprise and do not interfere with the use made and proposed to be made of such properties by Publishing and the Guarantor and their subsidiaries.

   (xiii) Neither Publishing nor the Guarantor has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, neither will distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

   (xiv) Publishing, the Guarantor and each of the Subsidiaries has such governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, with such exceptions as are not material to the business of Publishing, the Guarantor and the Subsidiaries considered as one enterprise and do not interfere with the use made and proposed to be made of such properties by Publishing, the Guarantor and the Subsidiaries or are otherwise disclosed; Publishing, the Guarantor and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit,





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  with such exceptions as are not material to the business of Publishing and the Guarantor and their subsidiaries considered as one enterprise and do not interfere with the use made and proposed to be made of such properties by Publishing and the Guarantor and the Subsidiaries or are otherwise disclosed; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to Publishing and the Guarantor and their subsidiaries considered as one enterprise.

   (xv) Publishing and the Guarantor maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

   (xvi) To Publishing's or the Guarantor's knowledge, neither Publishing nor the Guarantor nor any of the Subsidiaries nor any employee or agent of Publishing, the Guarantor or any Subsidiary has made any payment of funds of Publishing, the Guarantor or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

   (xvii) Except as described in the Registration Statement and the Prospectus, Publishing, the Guarantor and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither Publishing, the Guarantor nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, with such exceptions as are not material to the financial position of Publishing, the Guarantor and their subsidiaries considered as one enterprise.





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   (xviii)  Publishing, the Guarantor and the Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks, trade names, copyrights, licenses, and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and neither Publishing nor the Guarantor is aware of any claim to the contrary or any challenge by any other person to the rights of Publishing, the Guarantor and the Subsidiaries with respect to the foregoing.

   (xix) Neither Publishing nor the Guarantor is now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   (xx) Publishing and the Guarantor have complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

   (xxi) The Indenture has been duly authorized by Publishing and the Guarantor, will be substantially in the form heretofore delivered to the Underwriters and, when duly executed and delivered by Publishing, the Guarantor and the Trustee, will have been duly qualified under the 1939 Act and will constitute a valid and binding obligation of Publishing and the Guarantor, enforceable against Publishing and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture conforms to the description thereof contained in the Prospectus; the Indenture and the form and issuance of the Securities thereunder comply with the provisions of the 1939 Act.

   (xxii) The Securities have been duly authorized by Publishing and the Guarantor and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in





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  this Agreement, the Securities will constitute valid and binding obligations of the Publishing and the Guarantor enforceable against Publishing and the Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the holders thereof will be entitled to the benefits of the Indenture; and the Indenture and the Securities conform to the descriptions thereof contained in the Prospectus.

   (xxiii) No holder of any security of Publishing or the Guarantor nor any other person has any right, contractual or otherwise, to have any securities included in the Registration Statement or the right, because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, to require registration of any security of Publishing or the Guarantor under the Act.

   (xxiv) Except as set forth in the Prospectus, no labor dispute with the employees of Publishing or the Guarantor or any of the Subsidiaries exists or, to the knowledge of Publishing or the Guarantor, is imminent, which might be expected to result in a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of Publishing, the Guarantor and their subsidiaries considered as one enterprise.

   (xxv) Except as set forth in the Registration Statement and except as would not result in a material effect on the condition (financial or other), business, properties, net worth or results of operations of Publishing, the Guarantor and their subsidiaries considered as one enterprise and which would not materially and adversely affect the consummation of this Agreement, (i) to the knowledge of Publishing and the Guarantor after reasonable inquiry, neither Publishing nor the Guarantor is in violation of any applicable Federal, foreign, state or local environmental law or any applicable order of any governmental authority with respect thereto; (ii) neither Publishing nor the Guarantor is in violation of or subject to any existing, or

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  pending or, to Publishing's and the Guarantor's knowledge, threatened action, suit, investigation, inquiry or proceeding by any governmental authority nor is Publishing or the Guarantor subject to any environmental claim by any citizens' group or to remedial obligations under any applicable Federal, foreign, state or local environmental law; (iii) Publishing, the Guarantor and the subsidiaries are in compliance with all permits or similar authorizations, if any, required to be obtained or filed in connection with their operations including, without limitation, emissions, discharges, treatment, storage, disposal or release of a Hazardous Material into the environment except where any noncompliance could not reasonably be expected to have a material adverse effect on the operations of Publishing, the Guarantor and the Subsidiaries; and (iv) to the knowledge of Publishing and the Guarantor after reasonable inquiry, no Hazardous Materials have been disposed of or released by Publishing or the Guarantor or the Subsidiaries at, under or on any property currently or formerly owned or operated by Publishing, the Guarantor or the Subsidiaries, except in accordance with applicable environmental laws. The term "Hazardous Material" means any oil (including petroleum products, crude oil and any fraction thereof), chemical, contaminant, pollutant, solid or hazardous waste or material, or Hazardous Substance (as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act and regulations thereunder), that is regulated as toxic or hazardous to human health or the environment under any Federal, foreign, state or local environmental law.

   (xxvi) Publishing and the Guarantor and each other person or entity that, together with Publishing and the Guarantor, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each such person or entity being an "ERISA Affiliate"), complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code with respect to each pension plan (as defined in Section 3(2) of ERISA) maintained by Publishing, the Guarantor or such ERISA Affiliate, and none of Publishing, the Guarantor or any of its ERISA Affiliates has incurred any material liability to any pension plan or to the Pension Benefit Guaranty Corporation that has not been fully paid as

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  of the date hereof except as disclosed in the Registration Statement or
  Prospectus (or any amendment or supplement thereto).

   (xxvii) Publishing and the Guarantor will apply the protion of the net proceeds of the Offering deposited in escrow for the purpose of redeeming, in each case at the first redemption date occurring in 1997, the DTH and FDTH Preference Shares held by third parties as described in the Prospectus, and for no other purpose.

   (b) Any certificate signed by an officer of Publishing or the Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by Publishing and the Guarantor to the Underwriters as to the matters covered thereby.

   SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Publishing agrees to sell to the Underwriters, and the Underwriters agree to purchase from Publishing, at the purchase price set forth in the Price Determination Agreement, the Securities.

   (b) If Publishing has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such information will be filed with the Commission, before the Registration Statement becomes effective.

   (c) If Publishing has elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 6, 7 and 8 shall remain in effect.

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   (d)  Publishing will deliver the Securities to the Underwriters, at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, or at such other place as shall be agreed upon by Publishing, the Guarantor and the Underwriters, against payment of the gross purchase price by wire transfer to Publishing in U.S. dollars, in funds immediately available to Publishing, at 10:00 a.m. either (i) on the third business day following the date upon which the Publishing and the Guarantor shall have fulfilled all requirements which under the 1933 Act must be fulfilled to qualify the Securities for distribution and the Registration Statement shall have become effective or (ii) if Publishing has elected to rely upon Rule 430A under the 1933 Act Regulations, on the third business day after execution of the Price Determination Agreement, or at such other time not later than ten full business days thereafter as the Underwriters and Publishing determine (such time being herein referred to as the "Closing Date"). The Securities so to be delivered will be in definitive, fully registered form in such denominations ($1,000 principal amount or an integral multiple thereof) and registered in such names as the Underwriters shall request in writing at least two full business days prior to the Closing Date, and will be made available for checking and packaging at the office of the Trustee, not later than 10:00 a.m. on the business day prior to the Closing Date. Concurrently with the payment by the Underwriters of the gross purchase price for the Securities in the manner described in this Section 2(d), Publishing will pay to the Underwriters by certified or official bank check or checks in U.S. dollars, in funds available the next succeeding business day drawn to the order of Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1305, for the account of the Underwriters, an amount equal to the underwriting commission applicable to the Securities as described in the Price Determination Agreement.

   SECTION 3. Covenants of Publishing and the Guarantor. Publishing and the Guarantor, jointly and severally, covenant with the Underwriters as follows:

   (a) Publishing will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any posteffective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Publishing will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

   (b) Publishing will furnish to the Underwriters, without charge, five true and correct copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and of any Rule 462(b) Registration Statement and any amendment thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, and of any Rule 462(b) Registration Statement and any amendment thereto, as you may reasonably request.

   (c) Publishing will not (i) file any amendment to the Registration Statement, any Rule 462(b) Registration Statement or amendment thereto, or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the Underwriters (a copy of which shall be delivered to Publishing), a Prospectus is required to be delivered in connection with sales by any Underwriters or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you prior to such filing.

   (d) Publishing will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

   (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, Publishing will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading), and Publishing will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

   (f) Publishing will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that Publishing shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified Publishing will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

   (g) Publishing will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of Publishing's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

   (h) Publishing will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

   (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Price Determination Agreement, Publishing will prepare, and file or transmit for filing with the Commission in accordance with such

Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment of the Registration Statement (including an amended Prospectus), containing all information so omitted.

   (j) Except as provided in this Agreement, Publishing will not directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of, any debt security of Publishing which is publicly offered or sold pursuant to Rule 144A of the 1933 Act Regulations for a period of 180 days after the date of the Prospectus, without the prior written consent of Merrill Lynch.

   (k) For a period of three years after the Closing Date the Guarantor will furnish to the Underwriters copies of all reports and communications delivered to the Guarantor's stockholders or to holders of the Securities as a class and will also furnish copies of all reports (excluding exhibits) filed with the Commission on Form 8-K, 10-Q and 10-K, and all other reports and information furnished to its stockholders generally, at the time such reports are furnished to stockholders generally. For such period of time, the Guarantor will file with the Commission such documents required to be filed with the Commission pursuant to Sections 13(a) and 15(d) of the 1934 Act, whether or not the Guarantor or Publishing has a class of securities registered under the 1934 Act.

   (l) The Company will use reasonable efforts to effect the listing of the Securities on the New York Stock Exchange on the date of the Price Determination Agreement.

   SECTION 4. Payment of Expenses. Publishing will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed, and of each amendment thereto, (ii) the printing of this Agreement, the Price Determination Agreement, the Indenture and any Legal Investment Survey, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of Publishing's and the Guarantor's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and the disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky

Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the filing fee of the National Association of Securities Dealers, Inc., (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, and (x) any fees charged by investment-rating agencies for the rating of the Securities.

   If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a) or Section 11, Publishing shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

   SECTION 5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of Publishing and the Guarantor herein contained, to the performance by Publishing and the Guarantor of their obligations hereunder, and to the following further conditions:

   (a) The Registration Statement shall have become effective not later than 9:30 a.m. on the date hereof, or, with the consent of the Underwriters, at a later time and date, not later, however, than 9:30 a.m. on the first business day following the date hereof or at such later time and date as may be approved by the Underwriters; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If Publishing has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Date Publishing shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

   (b) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Publishing and the Guarantor and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chairman and Chief Executive Officer of each of Publishing and the Guarantor and of the Vice President of each of Publishing and the Guarantor, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date,
(iii) Publishing and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5, the term "Prospectus" means the Prospectus in the form first used to confirm sales of Securities.

   (c) You shall have received on the Closing Date an opinion of Kirkpatrick & Lockhart LLP, counsel for Publishing and the Guarantor, dated the Closing Date and addressed to you, to the effect that:

   (i) Publishing, the Guarantor and each of the United States Subsidiaries (the "U.S. Subsidiaries") is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly qualified as a foreign corporation for the transaction of business in and is in good standing under the laws of each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of

  Publishing, the Guarantor and their subsidiaries, considered as one enterprise.

   (ii) All the outstanding shares of capital stock of each of the U.S. Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record by Publishing directly, or indirectly through one of the other U.S. Subsidiaries, and are not subject to any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any adverse claims within the meaning of the Uniform Commercial Code, except, to the extent set forth or described in the Registration Statement and the Prospectus, currently existing liens, claims and security interests of creditors and liens, claims and security interests pursuant to the terms of the FDTH Credit Facility, the Publishing Credit Facility and the contemplated New Bank Credit Facility (as defined).

   (iii) The Registration Statement and all post-effective amendments, if any, have become effective under the 1933 Act, the Indenture has been duly qualified under the 1939 Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

   (iv) Publishing and the Guarantor have corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to the Underwriter as provided herein, and this Agreement has been duly authorized, executed and delivered by Publishing and the Guarantor.

   (v) Neither Publishing, the Guarantor nor any of the U.S. Subsidiaries is in violation of its certificate or articles of incorporation or its respective by-laws or, to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness to which the Guarantor, Publishing or any U.S. Subsidiary is a party that is included as an exhibit to, or otherwise described or summarized in, the Registration Statement, except as may be disclosed in the Prospectus and except for defaults under existing indebtedness of Publishing, the Guarantor or any U.S. Subsidiary as to which consents or waivers have been obtained prior to the Pricing Time.

   (vi) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement or the Indenture, compliance by Publishing or the Guarantor with the provisions of this Agreement or the Indenture, nor consummation by Publishing or the Guarantor of the sale of the Securities contemplated hereby violates the certificate or articles of incorporation or by-laws, or other organizational documents, of Publishing or the Guarantor or any of the U.S. Subsidiaries or constitutes a breach of or default under any agreement, indenture, lease or other instrument to which Publishing, the Guarantor or any of the U.S. Subsidiaries is a party or by which any of them or any of their respective properties is bound (except for defaults under existing indebtedness of Publishing, the Guarantor or any U.S. subsidiary as to which consents or waivers have been obtained prior to the Pricing Time) and that is an exhibit to the Registration Statement, or is material and is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Publishing, the Guarantor or any of the U.S. Subsidiaries, nor will any such action violate any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, that names Publishing, the Guarantor or any of the U.S. Subsidiaries and is specifically directed to any of them or any of their respective properties.

   (vii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of Publishing or the Guarantor (except as have been obtained under the 1933 Act, the Exchange Act, and the 1939 Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Securities) for the valid issuance and sale of the Securities by Publishing to the Underwriters or the consummation by Publishing and the Guarantor of the other transactions set forth in this Agreement.

   (viii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act.

   (ix) Assuming that (A) Publishing and the Guarantor have all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities and the Indenture, (B) the Securities have been duly authorized, executed and delivered by Publishing and the Guarantor, (C) the Indenture has been duly authorized, executed and delivered by Publishing and the Guarantor and the Trustees and (D) the Securities have been duly authenticated by one of the Trustees pursuant to the Indenture (which fact such counsel need not determine by an inspection of the Securities), the Securities and the Indenture each constitute valid and binding obligations of Publishing and the Guarantor, enforceable against Publishing and the Guarantor in accordance with their respective terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally from time to time in effect; and the holders of the Securities are entitled to the benefits of the Indenture. The enforceability of the obligations of Publishing and the Guarantor is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   (x) To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against Publishing, the Guarantor or any of the U.S. Subsidiaries, or to which Publishing, the Guarantor or any of the U.S. Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto), and (B) there are no material agreements, contracts, indentures, leases or other instruments to which the Guarantor, Publishing or any U.S. Subsidiary is a party, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.

   (xi) The statements in the Registration Statement and Prospectus, insofar as they are descriptions or summaries of contracts, agreements or other legal documents to which Publishing, the Guarantor or any U.S. Subsidiary is a party, or are statements of law or legal conclusions (other than matters of English, Canadian, Australian or Israeli law), are accurate in all material respects and present fairly the information required to be shown.

   (xii) Except as described in the Prospectus, there is no holder of any security of Publishing or the Guarantor or, to the best knowledge of such counsel after reasonable inquiry, any other person who has the right, contractual or otherwise, to cause Publishing or the Guarantor to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities or the right to have any securities of Publishing or the Guarantor included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the 1933 Act of any securities of Publishing or the Guarantor.

   (xiii) At the Closing Date, Southam Inc. and Hollinger Eastern Publishing Inc. qualify as Subsidiaries of Publishing as defined in the Senior Indenture.

   (xiv) Although counsel cannot opine as to factual matters, and the character of determinations involved in the registration process in such that counsel cannot pass upon and assume any responsibility for the accuracy or completeness of the information contained in the Registration Statement and the Prospectus, counsel shall advise the Underwriters that on the basis of its review of the Registration Statement and the Prospectus and its participation in the preparation thereof (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company) that counsel has no reason to believe that (A) the Registration Statement (except for the financial statements and notes thereto and the schedules and other financial or statistical data included therein or omitted therefrom, as to which counsel need express no opinion), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and notes thereto and the schedules and other financial or statistical data included therein or omitted therefrom, as to which counsel need express no opinion) at the time the Prospectus was issued, includes an untrue statement of a material fact or omitted state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, that counsel has no reason to believe, based upon the procedures described above, that either the Registration Statement or the Prospectus (except for the financial statements and notes thereto and the schedules and other financial or statistical data included therein or omitted therefrom, as to which counsel need express no opinion) as of the date and time of delivery of counsel's opinion contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

   In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them, Publishing or the Guarantor as to laws of any jurisdiction other than the United States, the Commonwealth of Pennsylvania or the Delaware General Corporation Law, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to the Underwriters and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. Counsel may also rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of Publishing or the Guarantor and of government officials. Copies of all such certificates shall be furnished to counsel to the

Underwriters on the Closing Date. Such opinion may state that it is limited to the laws of the Commonwealth of Pennsylvania (excluding the conflict of laws rules), the Delaware Business Corporation Law and the Federal securities laws of the United States, and that such counsel expresses no opinion as to any other laws (except with respect to the Indenture, as to which such counsel will express certain opinions under New York law) and further that such opinions are being given as if the Purchase Agreement was governed by Pennsylvania law.

   (d) You shall have received on the Closing Date an opinion of Clifford Chance, special English counsel for the

Guarantor, dated the Closing Date and addressed to you, to the effect that:

     (i) Each of DT Holdings Limited ("DTH"), First DT Holdings Limited ("FDTH") and Telegraph, is a company duly incorporated and validly existing under the laws of England, with corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus.

     (ii) All the issued shares in the capital of DTH, FDTH and Telegraph have been duly authorized and validly issued credited as fully paid.

     (iii) Neither the offer, sale or delivery of the Common Stock, the execution, delivery or performance of the Purchase Agreement, compliance by the Company with the provisions of the Purchase Agreement nor consummation by the Company of the transactions contemplated by the Purchase Agreement (i) violates the memorandum or articles of association of DTH, FDTH or Telegraph or (ii) constitutes a breach of or default by FDTH, DTH or Telegraph under any Scheduled Agreement (iii) nor does any such action violate any existing English law, regulation, judgment, injunction, order or decree known to such counsel that names DTH, FDTH or Telegraph or is specifically directed to DTH, FDTH or Telegraph or their properties in England and, in the case of this sub-paragraph (iii), would have a material adverse effect on the condition (financial or other) or business, properties, net worth or results of operations of the Company and its subsidiaries considered as one enterprise;

     (iv) Argsub Limited is a company duly incorporated and validly existing under the laws of England, with corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus; all the preference shares in the capital of Argsub Limited of the series issued to DTH in exchange for the FDTH Preference Shares previously held by DTH have been duly authorized and validly issued credited as fully paid.

   In rendering their opinion as aforesaid, counsel's opinion shall be limited to the laws of England; provided that such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than England, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance satisfactory to the Underwriters and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

   (e) You shall have received on the Closing Date an opinion of Tory Tory DesLaurier & Binnington, special Canadian counsel for the Publishing, dated the Closing Date and addressed to you, to the effect that:

     (i) Southam Inc. is a corporation duly incorporated and validly existing under the laws of Canada, with corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus.

     (ii) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement, compliance by Publishing or the Guarantor with the provisions of this Agreement or the Indenture, nor consummation by Publishing or the Guarantor of the transactions contemplated hereby (i) violates the memorandum or articles of association of Southam Inc. or (ii) violates any existing Canadian law, regulation, ruling, judgment, injunction, order or decree known to such counsel that names Southam Inc. or its properties in Canada and would, in the case of this clause (ii), have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of Publishing, the Guarantor and their subsidiaries considered as one enterprise.

   In rendering their opinion as aforesaid, counsel's opinion shall be limited to the laws of Canada; provided that such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or Publishing as to laws of any jurisdiction other than Canada, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance satisfactory to the

Underwriters and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

   (f) You shall have received letters addressed to you dated the date hereof and the Closing Date from KPMG Peat Marwick, independent certified public accountants for Publishing and the Guarantor, substantially in the forms heretofore approved by you.

   (g) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated the Closing Date and addressed to you, the Underwriters, as to such matters as you may reasonably request.

   (h) At the Closing Date and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related actions referred to in subparagraphs (h), (i) and (k) hereof, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Publishing and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

   (i) At the Closing Date, Southam Inc. and Hollinger Eastern Publishing Inc. shall qualify as Subsidiaries of Publishing pursuant to the terms of the Senior Indenture.

   (j) At the Closing Date, Publishing shall have issued a notice of redemption with respect to each of the DTH and FDTH Preference Shares held by third parties.

   (k) At the Closing Date, Publishing shall deposit in escrow an amount sufficient to pay the aggregate redemption price of the DTH and FDTH Preference Shares held by third parties.

   SECTION 6. Indemnification. (a) Publishing and the Guarantor agree, jointly and severally, to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A of the 1933 Act Regulations, if applicable, and any information contained in a Rule 462(b) Registration Statement or any amendments thereto, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

   (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Publishing and the Guarantor; and

   (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriters, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
  (i) and (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Publishing or the Guarantor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and the parties agree that the statements set forth in the last paragraph on the cover page, the legends on the inside cover page, and the statements in the second and fourth paragraphs (except for the first sentence of the fourth paragraph) under the caption "Underwriting" in the Prospectus constitute the only information so furnished.

   (b) Publishing and the Guarantor also agree, jointly and severally, to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent underwriter within the meaning of either
Section 15 of the 1993 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgements incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Schedule E to the By-laws of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities, except for any losses, claims, damages, liabilities and judgments resulting from the independent Underwriter or such controlling person's willful misconduct or gross negligence.

   (c) Each Underwriter severally agrees to indemnify and hold harmless Publishing and the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls Publishing or the Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Publishing or the Guarantor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and set forth in the last paragraph on the cover page, the stabilization legends on the inside cover page, and the statements in the second and fourth paragraph (except for the first sentence of the fourth paragraph) under the caption "Underwriting" in the Prospectus.

   (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(b), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1993 Act or Section 20 of the 1934 Act if, in the reasonable judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control person of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter.

   SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which an indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Publishing and the Guarantor on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by Publishing and the Guarantor on the one hand and the Underwriters on the other hand, as incurred, in such proportions that (a) the

Underwriters are responsible for that portion represented by the percentage that the underwriting commission appearing on the cover page of the Prospectus bears to the aggregate stated principal amount appearing thereon, and (b) Publishing and the Guarantor are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters, and each director of each of Publishing and the Guarantor, each officer of Publishing or the Guarantor who signed the Registration Statement, and each person, if any, who controls Publishing or the Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Publishing or the Guarantor.

   Publishing, the Guarantor and the Underwriters agree that Merrill Lynch, Pierce, Fenner 7 Smith Incorporated will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of Securities.

   SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Price Determination Agreement, or contained in certificates of officers of Publishing or the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or controlling person, or by or on behalf of Publishing or the Guarantor, and shall survive delivery of the Securities to the Underwriters.

   SECTION 9. Termination of Agreement. (a) The Underwriters may terminate this Agreement by notice to Publishing or the Guarantor at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Publishing, the Guarantor and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock of the Guarantor has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter. As used in this Section 10(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

   (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

   SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

   (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, the nondefaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Securities underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Underwriters, or

   (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Agreement shall terminate without liability on the part of any nondefaulting Underwriters.

   No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

   In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriters" includes any person substituted for an Underwriter under this Section 10.

   SECTION 11. Default by Publishing. If Publishing shall fail at the Closing Date or at the Date of Delivery to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non- defaulting party.

   No action taken pursuant to this Section shall relieve Publishing from liability, if any, in respect of such default.

   SECTION 12. Notices. Unless otherwise specifically indicated herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Syndicate Operations; notices to Publishing shall be directed to it at 401 North Wabash Avenue, Chicago, Illinois 60611, attention of President or Secretary; and notices to the Guarantor shall be directed to it at 401 North Wabash Avenue, Chicago, Illinois 60611, attention of President or Secretary.

   SECTION 13. Parties. This Agreement and the Price Determination Agreement shall each inure to the benefit of and be binding upon the Underwriters and Publishing and the Guarantor and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or the Price

Determination Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and Publishing and the Guarantor and their respective successors, heirs and legal representatives, and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Price Determination Agreement or any provision herein or therein contained. This Agreement and the Price Determination Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, Publishing and the Guarantor and their respective successors, heirs and legal representatives and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

   SECTION 14. Governing Law and Time. This Agreement and the Price Determination Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to Publishing and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, Publishing and the Guarantor in accordance with its terms.


                                    Very truly yours,

                                    HOLLINGER INTERNATIONAL PUBLISHING INC.

                                    by
                                       _____________________________
                                       Kenneth L. Serota
                                       Vice President and
                                       Secretary


                                    HOLLINGER INTERNATIONAL INC.

                                    by
                                       ____________________________
                                       Kenneth L. Serota
                                       Vice President and
                                       Secretary

Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH & CO.
  Merrill Lynch, Pierce,
  Fenner & Smith Incorporated

CIBC WOOD GUNDY SECURITIES INC.

SCOTIA CAPITAL MARKETS (USA) INC.

TD SECURITIES (USA) INC.

By:  MERRILL LYNCH & CO.
       Merrill Lynch, Pierce,
       Fenner & Smith Incorporated


     by __________________________

                                                                       Exhibit A
                            HOLLINGER INTERNATIONAL
                                PUBLISHING INC.
                            (a Delaware corporation)


                          HOLLINGER INTERNATIONAL INC.
                            (a Delaware corporation)



                                  $260,000,000

                          8-5/8% Senior Notes due 2005

                         PRICE DETERMINATION AGREEMENT





                                                                  March 12, 1997




MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC WOOD GUNDY SECURITIES CORP.
SCOTIA CAPITAL MARKETS (USA) INC.
TD SECURITIES (USA) INC.
c/o MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1201

Ladies and Gentlemen:

   Reference is made to the Purchase Agreement dated March 12, 1997 (the "Purchase Agreement") among Hollinger International Publishing Inc., a Delaware corporation ("Publishing"), Hollinger International Inc. (the

"Guarantor") and Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC Wood Gundy Securities Corp., Scotia Capital Markets (USA) Inc. and, and TD Securities (USA) Inc. (the "Underwriters"). The Purchase Agreement provides for the purchase by the Underwriters from Publishing, subject to the terms and conditions set forth therein, of $260,000,000 aggregate principal amount of Publishing's 8-5/8% Senior Notes due 2005 (the "Securities"). This Agreement is the Price Determination Agreement referred to in the Purchase Agreement.

   Pursuant to Section 2 of the Purchase Agreement, the undersigned agrees with the Underwriters as follows:

     1. The initial public offering price of the Securities shall be 99.5% of the aggregate stated principal amount thereof, plus accrued interest from March 18, 1997 to the Closing Time.

     2. The purchase price of the Securities to be paid by the several Underwriters shall be 97.25% of the aggregate stated principal amount thereof, plus accrued interest from March 18, 1997 to the Closing Time.

     3. The interest rate to be borne by the Securities shall be 8-5/8% per annum.

     4.  The Securities will mature on March 15, 2005.

   Publishing and the Guarantor represent and warrant to each of the Underwriters that the representations and warranties of Publishing and the Guarantor set forth in Section 1(a) of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

   THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to Publishing and the Guarantor a counterpart hereof, whereupon this instrument along with all counterparts and together with the Purchase Agreement shall be a binding agreement among the Underwriters and Publishing and the Guarantor in accordance with its terms and the terms of the Purchase Agreement.

Very truly yours,


HOLLINGER INTERNATIONAL PUBLISHING INC.


By____________________________
  Kenneth L. Serota
  Vice President and
  Secretary


HOLLINGER INTERNATIONAL INC.


By____________________________
  Kenneth L. Serota
  Vice President and
  Secretary

Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith
              Incorporated

CIBC WOOD GUNDY SECURITIES CORP.

SCOTIA CAPITAL MARKETS (USA) INC.

TD SECURITIES (USA) INC.

By:  MERRILL LYNCH & CO.
       Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated


     By____________________________

                                   SCHEDULE I


                                                              Principal Amount
                                                               of Securities
                     Underwriters                              to Be Purchased
                     ------------                              ---------------
 Merrill Lynch, Pierce, Fenner & Smith                          $104,000,000
      Incorporated  . . . . . . . . . . . . . . . . . . . .

 CIBC Wood Gundy Securities Corp . . . . . . . . . . . . . .     104,000,000

 Scotia Capital Markets (USA) Inc. . . . . . . . . . . . . .      39,000,000

 TD Securities
   (USA) Inc.  . . . . . . . . . . . . . . . . . . . . . . .      13,000,000

 Total   . . . . . . . . . . . . . . . . . . . . . . . . . .    $260,000,000
                                                                ============

                                  SCHEDULE II


            Significant Subsidiaries of Hollinger International Inc.
                  and Hollinger International Publishing Inc.


 1. Hollinger International Publishing Inc. is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International Inc.

 2. The Sun-Times Company is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International Publishing Inc.

 3. Chicago Sun-Times, Inc. is incorporated in Delaware and is a wholly owned subsidiary of The Sun-Times Company.

 4. American Publishing Company is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International Publishing Inc.

 5. American Publishing (1991) Inc. is incorporated in Delaware and is a subsidiary of American Publishing Company.

 6. American Publishing Holdings Inc. is incorporated in Delaware and is a wholly owned subsidiary of American Publishing Company.

 7. APAC-95 Inc. is incorporated in Delaware and is a wholly owned subsidiary of American Publishing Company.

 8. TelHoldco Inc. is incorporated in Delaware and is a wholly owned subsidiary of Hollinger International Publishing Inc.

 9. DT Holdings Limited is an English company and is a wholly owned subsidiary (excluding preference shares) of Hollinger International Publishing Inc.

10. First DT Holdings Limited is an English company and is a wholly owned subsidiary (excluding preference shares) of DT Holdings Limited.

11. Telegraph Group Limited plc is an English company and a subsidiary of First DT Holdings Limited.

12. Southam Inc.